Exhibit 10.1

AGREEMENT FOR SHARE EXCHANGE

This AGREEMENT FOR SHARE EXCHANGE (this “Agreement”) is entered into on September 2, 2014, by and between Great China Mania Holdings, Inc., a Florida corporation (“GMEC”), and Concept X Limited, a Hong Kong company (“Concept X”) and the owners and Shareholder of Concept X (the “Shareholder”).

RECITALS

Concept X is a Hong Kong registered company that specializes in media production in Hong Kong.  Concept X has reported approximately $1.4 million revenues for year ended March 31, 2014.

GMEC desires to complete a share exchange transaction pursuant to which GMEC shall acquire all of the equity ownership of Concept X in exchange for a certain number of shares of the voting stock of GMEC as set forth below; and

The Board of Directors of GMEC and the Board of Directors of Concept X have each approved the proposed transaction, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement; and

THE PARTIES desire to make certain representations, warranties and agreements in connection with completion of the proposed share exchange transaction.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

ARTICLE I
THE EXCHANGE

1.1      The Exchange. At the Closing (as hereinafter defined), GMEC shall acquire 100% ownership of Concept X.  Consideration to be paid by GMEC shall be 500,000 newly-issued shares of its common stock (the “Exchange Shares”). The Exchange shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law.  Immediately prior to the Exchange, GMEC shall have a total of approximately 25,974,317 shares of its common stock issued and outstanding; the Exchange Shares shall be issued in addition to the existing amount.

ARTICLE II
CLOSING

2.1    Closing and Effective Time. Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") at such time and place as the parties hereto may agree, the date thereof shall be referred to as the “Closing Date.” Such date shall also be the date of Exchange (the "Effective Time").

2.2    Conditions to Each Party's Obligation to Effect the Exchange. The respective obligations of each party to effect the Exchange shall be conditional upon the filing, occurring or obtainment of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any governmental entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby.

2.3    Conditions to Obligations of GMEC. The obligation of GMEC to effect the Exchange is subject to the satisfaction of the following conditions on or before the Closing Date unless waived by GMEC:

(a)    Representations and Warranties. The representations and warranties of Concept X set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Concept X shall complete all government and legal process to transfer 100% of the ownerships from the Shareholder to GMEC.

(b)    Performance of Obligations of Concept X. Concept X shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing, and GMEC shall have received a certificate signed on behalf of GMEC by the President to such effect.

(c)    Closing Documents. GMEC shall have received all closing documents as counsel for GMEC shall reasonably request.

(d)    Consents. Concept X shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of GMEC, individually or in the aggregate, have a material adverse effect on Concept X and of its subsidiaries and related entities taken as a whole upon the consummation of the transactions contemplated hereby. Concept X shall also have received the approval of its Shareholder in accordance with applicable law.

(e)         Due Diligence Review. GMEC shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of Concept X and shall not have determined that any of the representations or warranties of Concept X or its Shareholder contained herein are, as of the date hereof or the Closing, inaccurate in any material respect or that Concept X or its Shareholder is otherwise in violation of any of the provisions of this Agreement. The consummation of this Agreement is fully subject to GMEC’s due diligence review and GMEC shall have the right at any time prior to closing to cancel and rescind this transaction based on the due diligence performed by GMEC regarding Concept X.

(f)    Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of GMEC, made in good faith, would make the consummation of the Exchange imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against Concept X, the consequences of which, in the judgment of GMEC, could be materially adverse to Concept X.

2.4    Conditions to Obligations of Concept X. The obligations of Concept X to effect the Exchange is subject to the satisfaction of the following conditions unless waived by Concept X:

(a)    Representations and Warranties. The representations and warranties of GMEC set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, Concept X shall have received a certificate signed on behalf of GMEC by the President to such effect.

(b)    Performance of Obligations of GMEC. GMEC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and GMEC shall have received a certificate signed on behalf of GMEC by the President to such effect.

(c)    Consents. GMEC shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby.

(d)    Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of Concept X, made in good faith, would make the consummation of the Exchange imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against GMEC the consequences of which, in the judgment of Concept X, could be materially adverse to GMEC.

(e)         Further Considerations. The Shareholder agrees to the following actions and conditions related to the Agreement for Share Exchange:

i.	Transfer the liabilities of existing, unsettled loans and debts of Concept X to Chee Yan Label Weaving & Press Printing Co., Limited prior to Closing;
ii.	Cancel all payables and loans owed to Shareholder and Shareholder’s affiliates and controlled entities;
iii.	Assume the liabilities of the net trade payables (defined as trade payables minus trade receivables as of the date of Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties of GMEC. GMEC represents and warrants to Concept X as follows:

(a)     Organization, Standing and Power. GMEC is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b)     Capital Structure. As of the date of execution of this Agreement, the authorized capital stock of GMEC consists of 375,000,000 shares of Common Stock with a par value of $0.01 per share and a class of blank check preferred stock that has not yet been designated or issued. The Exchange Shares to be issued pursuant to this Agreement shall be, when issued pursuant to the terms of the resolution of the Board of Directors of GMEC approving such issuance, validly issued, fully paid and nonassessable and not subject to preemptive rights. GMEC has no other options, warrants, calls, agreements or other rights to purchase or otherwise acquire from GMEC at any time, or upon the happening of any stated event, any shares of the capital stock of GMEC whether or not presently issued or outstanding.

(c)    Certificate of Incorporation, Bylaws, and Minute Books. The copies of the Articles of Incorporation and of the Bylaws of GMEC which have been delivered to Concept X are true, correct and complete copies thereof. The minute book of GMEC, which has been made available for inspection, contains accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the Shareholder of GMEC since the date of incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings.

(d)    Authority. GMEC has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of GMEC. No other corporate or shareholder proceedings on the part of GMEC are necessary to authorize the Exchange, or the other transactions contemplated hereby.

(e)    Conflict with Other Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "violation") pursuant to any provision of the Articles of Incorporation or Bylaws or any organizational document of GMEC or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to GMEC which violation would have a material adverse effect on GMEC taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to GMEC in connection with the execution and delivery of this Agreement by GMEC or the consummation by GMEC of the transactions contemplated hereby.

(f)    Books and Records. GMEC has made and will make available for inspection by Concept X upon reasonable request all the books of GMEC relating to the business of GMEC. Such books of GMEC have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to Concept X by GMEC are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g)    Compliance with Laws. GMEC is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(h)    Dilutive Securities. GMEC has no dilutive securities of any kind, including but not limited to warrants, options or employee stock options outstanding.

(i)     Litigation. There is no suit, action or proceeding pending, or, to the knowledge of GMEC, threatened against or affecting GMEC which is reasonably likely to have a material adverse effect on GMEC, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against GMEC having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(j)    Tax Returns. GMEC has duly filed or will file prior to Closing any tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by any federal, state or local taxing authorities. There are not now any pending questions relating to or claims asserted for, taxes or assessments asserted upon GMEC.

3.2    Representations and Warranties of Concept X. Concept X represents and warrants to GMEC as follows:

(a)    Organization, Standing and Power. Concept X is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong. The company has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the relevant Acquirer taken as a whole. For purpose of this Section 2.2, “material adverse effect” shall mean, with respect to each Acquirer, the result of one or more events, charges or effects which, individually or in the aggregate, would have a material adverse effect or impact on the business, assets, results of operations, intellectual property rights, prospects or financial condition of such party, taken as a whole, or is reasonably likely to delay or prevent the consummation of the transactions contemplated hereby.

(b)    Capital Structure. There are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from Concept X at any time, or upon the happening of any stated event, any share of the capital stock of Concept X.

(c)    Certificate of Incorporation, Bylaws and Minute Books. Copies of the Certificate of Incorporation and of the other corporate documents of Concept X which will be delivered to GMEC are true, correct and complete copies thereof. The minute books of Concept X which will be made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the Shareholder of Concept X since the date of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

(d)    Authority. Concept X has all requisite power to enter into this Agreement and, subject to approval of the proposed transaction by its Shareholder, has the requisite power and authority to consummate the transactions contemplated hereby. Except as specified herein, no other corporate or shareholder proceedings on the part of Concept X are necessary to authorize the Exchange and the other transactions contemplated hereby.

(e)    Conflict with Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or Bylaws of Concept X or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Concept X or its properties or assets except for any such conflict or violation, which when taken together with all other conflict or violation, is not likely to have a material adverse effect on the business of the relevant Acquirer taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Concept X in connection with the execution and delivery of this Agreement by Concept X, or the consummation by Concept X of the transactions contemplated hereby.

(f)    Books and Records. Concept X has made and will make available for inspection by GMEC upon reasonable request all the books of account, relating to the business of Concept X. Such books of account have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to GMEC by Concept X are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g)    Compliance with Laws. Concept X is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(h)    Liabilities and Obligations. Concept X has no material liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the Concept X financial statements delivered to GMEC that have not been paid or discharged since the date thereof and (ii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice and in accordance with this Agreement.

(i)    Litigation. There is no suit, action or proceeding pending, or, to the knowledge of Concept X threatened against or affecting Concept X, which is reasonably likely to have a material adverse effect on Concept X, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Concept X having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(j)    Taxes. Concept X has filed or will file within the time prescribed by law (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with all other jurisdictions where such filing is required by law; and Concept X has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods. Concept X knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefore.

(k)    Licenses, Permits; Intellectual Property. Concept X owns or possesses in the operation of its business all material authorizations which are necessary for it to conduct its business as now conducted. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such authorizations.

 3.3   Representations and Warranties of Shareholder. By execution of this Agreement, Shareholder represents and warrants to GMEC as follows:

(a)    Shares Free and Clear. The shares of Concept X which Shareholder owns are free and clear of any liens, claims, options, charges or encumbrances of any nature.

(b)    Unqualified Right to Transfer Shares. Shareholder has the unqualified right to sell, assign, and deliver the shares of Concept X and, upon consummation of the transactions contemplated by this Agreement, GMEC will acquire good and valid title to such shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.

(c)    Agreement and Transaction Duly Authorized. Shareholder is authorized to execute and deliver this Agreement and to consummate the share exchange transaction described herein. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which such Shareholder is a party or by which such Shareholder is bound.

ARTICLE IV
ADDITIONAL AGREEMENTS AND RELATED TRANSACTIONS

4.1    Restricted GMEC Shares. The Exchange Shares will not be registered under the Securities Act, but will be issued pursuant to applicable exemptions from such registration requirements for transactions not involving a public offering and/or for transactions which constitute “offshore transactions” as defined in Regulation S under the Securities Act of 1933. Accordingly, the Exchange Shares will constitute "restricted securities" for purposes of the Securities Act and the holders of Exchange Shares will not be able to transfer such shares except upon compliance with the registration requirements of the Securities Act or in reliance upon an available exemption therefrom. The certificates evidencing the Exchange Shares shall contain a legend to the foregoing effect and the holders of such shares shall deliver at Closing an Investment Letter acknowledging the fact that the Exchange Shares are restricted securities and agreeing to the foregoing transfer restrictions. The Shareholder agrees that the Exchange Shares will be subject to a lock up agreement for twelve months from the Closing Date (the “Restriction Period”).

4.2    First Right of Refusal.  GMEC shall have the First Right of Refusal to purchase the Exchange Shares from the Shareholder after the Restriction Period for consideration of USD $1.00 per share. The Shareholder agrees to apply the proceeds from the sale of the Exchange Shares according to the First Right of Refusal to settle the USD $193,548 to be transferred to the bank account of Concept X to settle the net trade payables of Concept X as of the date of Closing.

4.3    Access to Information. Upon reasonable notice, GMEC and Concept X shall each afford to the officers, employees, accountants, counsel and other representatives of the other company, and with respect to Concept X, the Acquired Entities, access to all their respective properties, books, contracts, commitments and records and, during such period, each of GMEC and Concept X shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

4.4     Legal Conditions to Exchange. Each of GMEC and Concept X shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Exchange and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or upon any of their related entities or subsidiaries in connection with the Exchange. Each party shall take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by GMEC or Concept X or any of their related entities or subsidiaries in connection with the Exchange or the taking of any action contemplated thereby or by this Agreement.

4.5      Delivery of Concept X Financials. Concept X agrees to provide complete financial reports to GMEC on a monthly basis. GMEC should receive the financial report from Concept X no more than 10 working days after the end of each month. If Concept X does not provide these financial reports to GMEC according to the timeline set forth herein, GMEC reserves the right to assign to another party access to Concept X’s books and records in its office to complete the financial reports as required herein.

4.6      Board of Directors of Concept X Post-Closing. The Board of Directors of Concept X shall remain unchanged after the Closing; the Shareholder shall remain in his capacity as a director.

4.7      Management of Concept X Post-Closing. The CEO of GMEC shall decide the management of Concept X after Closing.

4.8      Bank Representative. At a later date, GMEC will assign a party to serve as the bank representative for the Concept X, who will jointly operate the bank account with its existing bank representative.

ARTICLE V
TERMINATION AND AMENDMENT

5.1    Termination. GMEC may terminate this Agreement at any time by giving written notice to Concept X, at least one month prior to the intended date of termination.

5.2    Effect of Termination. In the event of termination of this Agreement by either GMEC or Concept X as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto. In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

5.3    Amendment. This Agreement may be amended by mutual agreement of GMEC and Concept X.   Any such amendment must be by an instrument in writing signed on behalf of each of the parties hereto.

5.4    Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VI
GENERAL PROVISIONS

6.1    Survival of Representations, Warranties and Agreements. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for as long as the applicable status of limitation shall remain open.

6.2    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)  If to GMEC:

ROOM 1902, 19/F, KODAK HOUSE 2, JAVA ROAD
NORTH POINT, HONG KONG

(b)  If to Concept X:

Flat 1816, Tsuen Wan Industrial Centre
220-248 Texaco Road
Tsuen Wan, New Territories
Hong Kong

6.3    Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

6.4    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

6.5    Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

6.6    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Florida state court or any federal court in the State of Florida in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

6.7    No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

6.8    Publicity. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld. GMEC may make a press release or other public announcement as well as filing a current report to the United States Securities and Exchange Commission. Concept X acknowledges that GMEC may be obligated under applicable securities laws to file, and hereby consents to GMEC filing, a copy of this Agreement with the United States Securities and Exchange Commission.

6.9    Confidentiality.

Notwithstanding the disclosures required by the SEC as set forth in Section 6.8 herein, GMEC and Concept X acknowledge that each will be providing to the other information that is non-public, confidential, and proprietary in nature (the "Confidential Information").  Each, and their respective affiliates, representative, agents and employees, will keep the Confidential Information confidential and will not, except as otherwise provided below, disclose such information or use such information for any purpose other than for negotiation of the Agreement and the evaluation and consummation of the transactions described herein, provided however that this provision will not apply to information that:

(a)	becomes generally available to the public absent any breach of this provision;

(b)	was available on a non-confidential basis to a Party prior to its disclosure pursuant to this Agreement; or

(c)	becomes available on a non-confidential basis from a third party who is not bound to keep such information confidential

Each Party hereto agrees that it will not make any public disclosure of the existence of this Agreement or of any of its terms without first advising the other party of the proposed disclosure, unless such disclosure is required by applicable law or regulation and in any event the Party contemplating disclosure will inform the other Party of and obtain its consent to the form and content of such disclosure, which consent will not be unreasonably withheld or delayed.

Each Party hereto agrees that immediately upon any discontinuance of activities by either party such that the Transaction will not be consummated, each Party will return to the other all Confidential Information.

6.10    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

IN WITNESS WHEREOF, this Agreement has been signed by the parties set forth below as of the date set forth above.
GREAT CHINA MANIA HOLDINGS, INC. /s/ Kwan Yin Roy Kwong Kwan Yin Roy Kwong, CEO CONCEPT X LIMITED /s/ Lee Chi Lun Lee Chi Lun, Director /s/ Lee Chi Lun Lee Chi Lun, Sole Shareholder